POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that I, Alice Hocking, a Director, Chairman of the Board and President of Transamerica Financial Life Insurance Company, a New York corporation, do hereby appoint Arthur D. Woods, my true and lawful attorney-in-fact, for me and in my name, place and stead to execute and file any instrument or document to be filed as part of or in connection with or in any way related to the Registration Statements and any and all amendments thereto, filed by said Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, as amended, in connection with the registration of the variable contracts listed below, and to have full power and authority to do or cause to be done in my name, place and stead each and every act and thing necessary or appropriate in order to effectuate the same, as fully to all intents and purposes I might or could do in person, hereby ratifying and confirming all that said attorney-in-fact may do or cause to be done by virtue hereof.

Separate Account Name	Product Name	SEC 1940 File Number
TFLIC Series Life Account	TFLIC Freedom Elite Builder	811-8878
TFLIC Series Life Account	TFLIC Freedom Elite Builder II	811-8878
TFLIC Series Life Account	TFLIC Freedom Wealth Protector	811-8878
TFLIC Series Life Account	TFLIC Financial Freedom Builder	811-8878
TFLIC Series Life Account	Transamerica Journey NY	811-8878
ML of New York Variable Life Separate Account	MLNY Prime Plans I – IV, MLNY Directed Life	811-6226
ML of New York Variable Life Separate Account	MLNY Prime Plan V	811-6226
ML of New York Variable Life Separate Account	MLNY Prime Plan VI	811-6226
ML of New York Variable Life Separate Account	MLNY Prime Plan 7	811-6226
ML of New York Variable Life Separate Account	MLNY Prime Plan Investor	811-6226
ML of New York Variable Life Separate Account	MLNY Directed Life 2	811-6226
ML of New York Variable Life Separate Account II	MLNY Investor Life	811-7152
ML of New York Variable Life Separate Account II	MLNY Investor Life Plus	811-7152

IN WITNESS WHEREOF, I have hereunto set my hand this 9th day of April, 2015.

/s/Alice Hocking
Alice Hocking
Director, Chairman of the Board and President